FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement dated effective [Employment Agreement Date] (the “Amendment”) is effective September 29, 2012 (the “Effective Date”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and [Executive], an individual (the “Executive”).  The Company and the Executive are referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties have entered into an employment agreement (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning in this Amendment as in the Employment Agreement.

2.           The last sentence of Section 5 to the Employment Agreement is hereby amended and restated as follows:

“In the absence of such termination, this Agreement will commence on [Employment Agreement Date] and end on December 31, 2012 (the “Expiration Date”).”

3.           Except as otherwise amended by this Amendment, the remaining terms of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the Effective Date.

Company:		Chesapeake Energy Corporation
	By:	/s/ AUBREY K. McCLENDON
Name: Aubrey K. McClendon Title: Chief Executive Officer
Executive:		/s/ [EXECUTIVE]
[Executive]